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                                                                   EXHIBIT 10.24


                         NETWORK AFFILIATION AGREEMENT
                         -----------------------------


          This Network Affiliation Agreement is entered into this ____ day of _______________, 2000, by and between [____________________________________] and
UNIVISION NETWORK LIMITED PARTNERSHIP.

          WHEREAS, AFFILIATE, as licensee of the Station pursuant to an authorization issued by the FCC, intends to offer a full time Spanish language television program service using the facilities of the Station;

          WHEREAS, UNIVISION operates the UNIVISION Network, which provides Spanish language television programming on a national, interconnected basis; and

          WHEREAS, AFFILIATE desires to affiliate with the UNIVISION Network, and to appoint UNIVISION as the Station's exclusive national and regional sales representative.

          NOW, THEREFORE, in consideration of the mutual covenants, undertakings, agreements, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

          1.   Definitions. In computing compliance with time periods specified
               -----------
in this Agreement, calendar days shall be utilized rather than business days. For the purposes of this Agreement, the following terms shall have the following meanings:

               AFFILIATE, first used in the preamble to this Agreement, means [________________________________________].

               Agreement, first used in Section 1 hereof, means the instant Network Affiliation Agreement.

               Authorized Preemption, first used in Section 23(y) below, means a failure by AFFILIATE to broadcast any UNIVISION Program (i) pursuant to Section 5(a) of this Agreement, (ii) due to force majeure as provided for in Section 11 of this Agreement, or (iii) for which AFFILIATE has obtained the written consent of UNIVISION.

               Commencement Date has the meaning established in Section 2 hereof.

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          Commercial Availability, first used in Section 23(q) hereof, means a unit of time of whatever length available for the broadcast of commercial advertising announcements, promotional announcements, and/or station identification announcements.

          FCC, first used in the preamble to this Agreement, means the Federal Communications Commission or any successor agency.

          Force Majeure Event, first used in Section 11 hereof, means any act of God, labor dispute, non-delivery by program suppliers or others, failure or breakdown of satellite or other facilities, legal enactment, governmental order or regulation or any other similar or dissimilar cause beyond the control of UNIVISION or AFFILIATE, as the case may be. Nothwithstanding the foregoing, with regard to AFFILIATE, Force Majeure Event shall not include Year 2000 Failure.

         Local Availability, first used in Section 6(b) hereof, means a Commercial Availability designated by UNIVISION pursuant to this Agreement for broadcast of a commercial advertisement by the Station and not by other UNIVISION affiliates on an interconnected or delayed telecast basis.

          Local Programming first used in Section 5(b) hereof, means collectively, all local and syndicated programs, public service announcements, promotional announcements, station identifications and other interstitial material which are originated and broadcast by Station.

         Local Programming Window, first used in Section 4(b) hereof, means a time period indicated on the attached Schedule A as being occupied by Local Programming.

          Local Sale, first used in Section 6(f) hereof, means a Sale of advertising for broadcast on AFFILIATE's Station, and not for broadcast on the UNIVISION Network generally, made by the local sales staff of AFFILIATE.

          National Sale, first used in Section 6(f) hereof, means a Sale of advertising for broadcast on AFFILIATE's Station, and not for broadcast on the UNIVISION Network generally, made by UNIVISION as the national and regional sales representative of AFFILIATE, and any other Sale which is of a type normally considered within the broadcast industry to be a national or a regional advertising sale.

          Net Allocated Network Sales, first used in Section 7(c) hereof, means that portion of all Net Network Sales computed by multiplying the total amount of Net Network Sales by the Net Allocated Network Sales Percentage.

          Net Allocated Network Sales Percentage, first used in Section 24(m) hereof, means [___]%.

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          Net National Sale, first used in Section 7(a) hereof, means a National
Sale of advertising net only of agency commission.

          Net Network Sale, first used in Section 6(h) hereof, means a Network Sale of advertising net only of agency commission.

          Network Availability, first used in Section 4(b)(ii) hereof, means a Commercial Availability designated by UNIVISION pursuant to this Agreement for the simultaneous broadcast of a commercial announcement by multiple UNIVISION affiliates on an interconnected basis, including delayed telecasts pursuant to
Section 10 of this Agreement.

          Network Exclusivity Zone, first used in Section 4(k) hereof, means the applicable area as set forth in by Section 76.92 through 76.97 of the FCC's rules.

           Network Sale, first used in Section 6(e) hereof, means a Sale of advertising for broadcast on the UNIVISION Network.

           Network Time, first used in Section 6 hereof, means the entire clock hour or half-hour during which a UNIVISION Program is broadcast including Station breaks and adjacencies. (E.g., for a one-hour UNIVISION Program broadcast during the 7:00 and 8:00 time period, all commercials sold between 7:00 and 8:00 are within Network Time, even if the program actually began a minute or two after 7:00 and ended a minute or two before 8:00.)

          Non-Network Programming, first used in Section 8 hereof, means programs, program series, and programming of any nature or kind, including, but not limited to, special sports programs and special events programs, such as political conventions, election coverage, presidential inaugurations, parades, and pageants, and other programs and program series, which are not then regularly scheduled by UNIVISION for broadcast on an interconnected basis by affiliates of the UNIVISION Network during those hours that then comprise the UNIVISION Network Programming Schedule.

          Sale, first used in Section 6(f) hereof, means a sale of advertising.

          Station, first used in the preamble to this Agreement, means television Station [_________, _________,___________].

          Terms Sheet, first used in Section 8 hereof, means a writing setting forth the principal terms and conditions on which UNIVISION offers a non-network program or program series to AFFILIATE, including, but not limited to, the time permitted for acceptance of said offer by AFFILIATE.

          Unauthorized Preemption, first used in Section 9 hereof, means any preemption or failure to broadcast any UNIVISION Program, in whole or in part, other than an Authorized Preemption.

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          UNIVISION, first used in the preamble to this Agreement, means
UNIVISION NETWORK LIMITED PARTNERSHIP.

          UNIVISION Network, first used in the preamble to this Agreement, means a program service distributed by or on behalf of UNIVISION on an interconnected basis to affiliates for broadcast to the public.

          UNIVISION Network Program Schedule, first used in Section 4(b) hereof, means the programming provided by UNIVISION to its affiliates on a regular basis for broadcast during a UNIVISION Network Time Period, including, but not limited to, all UNIVISION Network Programming, commercial announcements, UNIVISION identification announcements, UNIVISION promotional announcements, public service announcements, credits and cross promotional announcements for any of UNIVISION's other networks, or any other network or program service owned or operated by, or under common ownership or control with, UNIVISION, including but not limited to cable programming networks such as Galavision and Telehit, and other interstitial material distributed by UNIVISION to AFFILIATE.

          UNIVISION Network Programming, first used in Section 1 hereof, means, collectively, all UNIVISION Programs, public service announcements, promotional announcements, network identifications and other interstitial material which are distributed to affiliates of the UNIVISION Network.

          UNIVISION Network Time Period, first used in Section 24(bb) hereof, means the time periods indicated on the attached Schedule A as being occupied by Univision Network Programming.

          UNIVISION Program, first used in Section 4 hereof, means a television program distributed by or on behalf of UNIVISION for broadcast on an interconnected basis by affiliates of the UNIVISION Network.

     2.   Programming.  UNIVISION shall deliver to Station for free over the air
          -----------
television broadcasting on Station, all UNIVISION Network Programming which UNIVISION makes available to be broadcast on the UNIVISION Network on a television network basis in the community in which the Station is located, except as hereinafter provided. Subject to the limitations set forth in this Agreement, AFFILIATE is hereby authorized to broadcast during the term of this Agreement the UNIVISION Network Programming over the facilities of the Station. AFFILIATE shall not and shall not authorize others to broadcast, rebroadcast, or otherwise use any program (or part thereof) or other material supplied by UNIVISION except as specified in this Agreement or specifically authorized in writing by UNIVISION.

     3.   Term. The initial term of this Agreement shall commence on
          ----
[________________ ___, 199__] (the "Commencement Date"), and, subject to the early termination provisions set forth herein, shall terminate at 11:59 p.m. on _______________ ___,

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_____ ("Initial Term"). After the Initial Term, the term of this Agreement may be extended for additional successive terms of two (2) years each by UNIVISION, in its sole discretion, giving written notice of such extension and the terms and conditions upon which such extension is offered to AFFILIATE at least ninety (90) days prior to the expiration of the then current term; provided, however, that if, within thirty (30) days of the AFFILIATE's receipt of an extension notice from UNIVISION, AFFILIATE, in its sole discretion, gives UNIVISION written notice that AFFILIATE rejects such extension on such terms and conditions, then the extension notice shall not be effective and this Agreement shall terminate upon expiration of the then-current period. UNIVISION shall have no obligation, whether express or implied, to extend this Agreement beyond its initial term or to continue the affiliation of the Station with UNIVISION or the UNIVISION Network, whether or not on terms or conditions equivalent to those set forth in this Agreement, beyond the termination hereof. Any presently existing Network Affiliation Agreements between UNIVISION and AFFILIATE shall be deemed terminated as of the commencement of this Agreement. Upon the termination or expiration of the term of this Agreement, all of AFFILIATE's and Station's rights to broadcast or otherwise use any UNIVISION Network Programming or any trademark, logo, or other material or item hereunder shall immediately cease and neither AFFILIATE nor Station shall have any further rights whatsoever with respect to such program, material, or item.

     4.   Distribution.  UNIVISION shall transmit the UNIVISION Network
          ------------
Programming via satellite, and the UNIVISION Network Programming shall be deemed delivered to AFFILIATE when transmitted to the satellite. The choice of satellite to be used to transmit the UNIVISION Network Programming shall solely be within the discretion of UNIVISION, and UNIVISION may, from time to time, at its sole discretion, change the satellite being used for said transmissions, in which case it shall, to the extent feasible, give prior notice to AFFILIATE. All costs and expenses of transmitting the UNIVISION Network Programming by satellite, including the maintenance of a network operations center, satellite transmission facilities and satellite transponder time, shall be borne by UNIVISION. Any and all costs of whatever kind or nature incurred with respect to the reception or pickup of the UNIVISION Network Programming from the satellite, and its rebroadcast by the Station, shall be borne by and shall be the sole responsibility of AFFILIATE. Where, in the sole opinion of UNIVISION, it is impracticable or undesirable to furnish the UNIVISION Network Programming over satellite facilities, UNIVISION may deliver the program to Station by any other means, including, but not limited to private or common carrier microwave, fiber optic links, film, video tape or other form of recording in sufficient time for Station to broadcast the UNIVISION Network Programming at the time scheduled by UNIVISION. Prior to instituting a change in the method of program delivery to AFFILIATE, UNIVISION shall, if practicable, consult with AFFILIATE and give consideration to increased program delivery costs to be incurred by AFFILIATE as a result of such a change. If UNIVISION Network Programming is supplied via recordings of any kind, they shall be used by AFFILIATE only for a single television broadcast over the Station, and AFFILIATE shall comply with all UNIVISION instructions concerning the disposition to be made of each such recording received by Station hereunder.

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     5.   Additional Terms and Conditions Regarding Programming.  Except as
          -----------------------------------------------------
contemplated in Section 5, below, AFFILIATE's broadcast of UNIVISION Network Programming and UNIVISION Programs pursuant to this Agreement shall be subject to the following terms and conditions:

          (a) The selection, scheduling, substitution, cancellation and withdrawal of any UNIVISION Network Programming or portion thereof shall at all times remain within the sole discretion and control of UNIVISION. UNIVISION reserves the right to obtain programming from any source whatsoever, including but not limited to obtaining all or a portion of the UNIVISION Network Programming from one or more program suppliers.

          (b) Schedule A hereto sets forth the current schedule of hours which constitute the UNIVISION Network Program Schedule, as well as the current schedule of segments which constitute the Local Programming Windows. Local Programming Windows may be changed by UNIVISION, at any time in its sole discretion. UNIVISION will provide written notification of such change in the Local Programming Window at least ten (10) days prior to implementation, when such Local Programming Window change is permanent. However, where UNIVISION cannot provide ten days advance notice, UNIVISION will provide as much advance notice as practicable of such Local Programming Window. The selection, scheduling, substitution, cancellation, preemption and withdrawal of UNIVISION Network Programming scheduled for broadcast by affiliates of UNIVISION Network during those hours constituting the UNIVISION Network Program Schedule shall at all times remain within the sole discretion and control of UNIVISION. AFFILIATE agrees to broadcast over the facilities of the Station the complete UNIVISION Network Program Schedule in its entirety without unauthorized interruption, editing, modification, addition or deletion, on the dates and at the times scheduled by UNIVISION; provided, however, that AFFILIATE may delete:

               (i) such words, phrases or scenes as AFFILIATE, in the reasonable exercise of its judgment, determines it would not be in the public interest to broadcast over the AFFILIATE's Station; or

               (ii) any Network Availabilities released by UNIVISION to the Stations.

          (c) AFFILIATE agrees to carry network commercials at the time delivered by UNIVISION and in the same commercial positions as determined by UNIVISION.

          (d) AFFILIATE shall not broadcast any UNIVISION Network Programming except pursuant to the terms of this Agreement or pursuant to other written authorization from UNIVISION.

          (e) AFFILIATE shall not authorize, cause, or enable anything to be done whereby any UNIVISION Network Programming supplied herein is used for any purpose other than broadcasting by AFFILIATE in the geographic area that AFFILIATE's Station is authorized

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to serve, which broadcast is intended for reception by the general public in places to which no admission is charged.

          (f) AFFILIATE shall not insert or superimpose any crawls, split screens, graphics, logos, trademarks, call letters, insignia, voice overs or other material over any portion of any UNIVISION Network Programming, or alter the length, size or aspect ratio or squeeze down any UNIVISION Network Programming, without the prior written consent of UNIVISION, except in the case of live coverage of fast-breaking news events.

          (g) AFFILIATE shall abide by any and all restrictions of which UNIVISION advises AFFILIATE pertaining to the promotion of UNIVISION Network Programming, including, but not limited to, on-the-air promotion, billboards, cable advertisements, and newspaper, shopper, or other printed advertisements, announcements or promotions. This provision shall not prohibit AFFILIATE from providing date and time information regarding UNIVISION Network Programming to newspapers, TV Guide, cable guides, and other program listing services. UNIVISION shall, from time to time, provide AFFILIATE with written guidelines regarding promotional restrictions, which, as amended or supplemented in writing from time to time, shall govern Station's promotional activities until superseded by replacement guidelines supplied by UNIVISION.

          (h) Except with UNIVISION's prior written consent and except upon such terms and conditions as UNIVISION may impose, AFFILIATE shall not authorize, cause, permit or enable anything to be done whereby a recording on film, tape or otherwise is made of UNIVISION Network Programming, provided, however, AFFILIATE may record UNIVISION Network Programming for:

               (i)   delayed telecasts permitted by this Agreement;

               (ii) promotion of the UNIVISION Network, or UNIVISION Network Programming, in programs or promotional announcements broadcast on AFFILIATE's Station which UNIVISION has had the opportunity to preview and for which UNIVISION has given its prior written consent; or

               (iii) sales presentations.

          (i) AFFILIATE agrees that its local news sets, local promotional announcements, and local identifications will conform to the UNIVISION Network's graphic standards as established, and modified from time-to-time, by UNIVISION and provided in writing to AFFILIATE.

          (j) Subject to the provisions of this Agreement, with respect to any UNIVISION Program broadcast by Station and as to which UNIVISION controls the distribution rights with respect to the repeat broadcast of such program on United States broadcast television stations, UNIVISION agrees that, during the Exclusivity Period for such UNIVISION Program,

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it shall not provide the same UNIVISION Program to any television station licensed to serve the community of license of the Station. As used herein, "Exclusivity Period" with respect to any UNIVISION Program shall mean a period commencing with UNIVISION's first broadcast of such UNIVISION Program and ending on the earlier of (i) the end of the broadcast season in which such UNIVISION Program is first provided to the Station or (ii) thirty (30) days after such UNIVISION'S broadcast of such UNIVISION Program. Nothwithstanding the foregoing, UNIVISION may make available to any other station any UNIVISION Program which
(i) AFFILIATE has preempted, rejected or refused, or not taken for any reason whatsoever, or which UNIVISION has withdrawn from AFFILIATE pursuant to Section 9(b) hereof; (ii) UNIVISION may be legally required to make available; or (iii) which, in UNIVISION's sole discretion, is believed to be of overriding public importance.

          (k) AFFILIATE shall be entitled to exercise, within the Station's Network Exclusivity Zone, the protection against duplication of network programming, as provided by Sections 76.92 through 76.97 of the FCC's rules, with respect to a UNIVISION Program during the same broadcast day on which such UNIVISION Program is delivered by UNIVISION to Station, provided, however, (1) that such right shall extend only as to UNIVISION Programs broadcast over Station in accordance with this Agreement at the time scheduled for such broadcast by UNIVISION and that such protection shall not extend to any pre-empted programs or program series; (2) that nothing herein shall be deemed to preclude UNIVISION from granting to any other broadcast television station licensed to any other community similar non-duplication rights within that Station's Network Exclusivity Zone and AFFILIATE's right of network non-duplication shall not apply with respect to the transmission of the programs of another AFFILIATE of the UNIVISION Network (current or future) by a "community unit," as that term is defined by the rules of the FCC, located wholly or partially within the area in which the Station's Network Exclusivity Zone overlaps the Network Exclusivity Zone of such other UNIVISION affiliates; and
(3) that AFFILIATE's network non-duplication rights pursuant to this Section shall be subject to cancellation by UNIVISION on six (6) months written notice to AFFILIATE, which cancellation shall not affect any of the other rights and obligations of the parties under this Agreement. Nothing contained in this Agreement shall limit UNIVISION'S right, at its sole discretion, to distribute the UNIVISION Network and/or UNIVISION Network Programming directly to, and to authorize the retransmission of the UNIVISION Network and/or UNIVISION Network Programming by, any other distribution form, methodology, or medium, including but not limited to broadcast, television, cable television, direct broadcast satellite (DBS), MDS, MMSA, or SMATV systems or facilities in any area.

     6.   Preemption and Substitution.
          ---------------------------

          (a) With respect to programs or commercial matter offered or already contracted for pursuant to this Agreement, nothing herein contained shall prevent or hinder AFFILIATE from:

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               (i)  rejecting or refusing any UNIVISION Program or commercial matter which AFFILIATE reasonably believes to be unsatisfactory or unsuitable or contrary to the public interest, or

               (ii) substituting a program which, in AFFILIATE's opinion, is of greater local or national importance.

          (b) AFFILIATE shall give UNIVISION written notice of each such rejection, refusal or substitution, the identity and length of the programming (the "Substitute Programming") to be substituted for a UNIVISION Program and the justification therefor, not later than seventy-two (72) hours after receiving notice of the UNIVISION Program, or as soon thereafter as possible (including an explanation of the cause for any lesser notice). In the case of proposed program substitution based on greater local or national importance, AFFILIATE shall also indicate why the programming could not reasonably be substituted for Local Programming or carried in a Local Programming Window. UNIVISION reserves the right to direct AFFILIATE to broadcast said UNIVISION Program in an alternate time period normally occupied by other UNIVISION Network Programming, or to provide such alternative UNIVISION Network Programming as may be appropriate in the circumstances (which, subject only to the terms of Sections 5 and 9 hereunder, shall be cleared in preference to the Substitute Programming).

          (c) AFFILIATE may deem UNIVISION Network Programming to be unsatisfactory or unsuitable only if such programming:

               (i) is delivered in a form which does not meet accepted standards of good engineering practice;

               (ii)  does not comply with the rules and regulations of the FCC;
or

               (iii) differs substantially in style or content from UNIVISION Network Programming which AFFILIATE has broadcast previously and which Affiliate reasonably believes would not meet prevailing contemporary standards of good taste in its community of license.

          (d) AFFILIATE confirms that no UNIVISION Network Programming shall be deemed to be unsatisfactory, unsuitable or contrary to the public interest based on programming performance or ratings, advertiser reactions or the availability of alternative programming (including but not limited to sporting events, program length commercials and infomercials) which AFFILIATE believes to be more profitable or more attractive.

          (e) Except in those circumstances requiring live coverage of fast-breaking news events, AFFILIATE shall make all reasonable efforts to substitute programming of high local or national importance for Local Programming or to carry such programming in time slots not scheduled to be occupied by UNIVISION Network Programming.

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          (f) AFFILIATE confirms that, in its judgment, the public interest is best served by carriage of Spanish language programming by the Station. Any programming substituted by AFFILIATE for UNIVISION Network Programming shall be exclusively in the Spanish language.

     7.   Commercial Scheduling in Network Time.
          -------------------------------------

          (a) UNIVISION shall determine the number and length of Commercial Availabilities within Network Time.(b) Subject to the provisions of Sections 6(c) and (d) hereof, the time available within Network Time to AFFILIATE for the carriage of Local Availabilities during regularly scheduled programming only shall be:

Program Daypart            Time Period            Time Available to AFFILIATE
---------------           -----------------       ---------------------------

Children's Programming:   Weekends, As Scheduled  5 Minutes per Hour (or 50% of
                                                  all Commercial Availabilities
                                                  should FCC regulations permit
                                                  less than 10 1/2 minutes of
                                                  Commercial Availabilities per
                                                  hour)

Children's Programming:   Weekdays, As Scheduled  6 Minutes per Hour (or 50% of
                                                  all Commercial Availabilities
                                                  should FCC regulations permit
                                                  less than 12 minutes of
                                                  Commercial Availabilities per
                                                  hour)


Morning:                  08:00 A.M.-12:00 Noon   6 Minutes per Hour

Day Time:                 12:00 Noon- 04:00 P.M.  6 Minutes per Hour

Early Fringe:             04:00 P.M.-06:00 P.M.   6 Minutes per Hour

Network News:             06:30 P.M.-07:00 P.M.   0 Minutes per Half Hour

Prime Time:               07:00 P.M.-11: 00 P.M.  6 Minutes per Hour

    -All Other Network Time Periods:              6 Minutes per Hour

          (c) UNIVISION may, from time to time, and upon at least sixty (60) days notice to AFFILIATE, determine the exact schedule and number of minutes available within Network Time to AFFILIATE for the carriage of Commercial Availabilities during regularly scheduled programming; provided, however, that in no event shall less than four (4) minutes per hour be made available within Network Time to AFFILIATE for the carriage of Commercial

                                       10
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Availabilities during regularly scheduled programming (except for Children's
Programming and Network News).

          (d)  In the event that any UNIVISION Program contains less than twelve
(12) minutes per hour of Commercial Availabilities, UNIVISION shall, within its sole discretion, determine the exact schedule and number of minutes of Commercial Availabilities within each hour of Network Time that shall be occupied by Local Availabilities. In no event, however, shall the number of minutes of Local Availabilities scheduled by UNIVISION within an hour containing less than twelve (12) minutes of Commercial Availabilities (except for Children's Programming and Network News) be less than twenty percent (20.0%) of the total number of Commercial Availabilities scheduled by UNIVISION within that hour, rounded to the next higher commercial unit.

          (e) All Commercial Availabilities not allocated to AFFILIATE may be used by UNIVISION for Network Availabilities. The proceeds from advertising broadcast during those Network Availabilities shall be allocated to Network Sales. UNIVISION shall be solely responsible for determining the advertising rates at which such Network Availabilities shall be offered and sold. The time allocated to UNIVISION for Network Availabilities shall not be covered or dropped or used for any purpose whatsoever by AFFILIATE without the express prior written consent of UNIVISION.

          (f) The time allocated to AFFILIATE shall be used for Local Availabilities. Sales of Local Availabilities shall be allocated to Local Sales or to National Sales, as the case may be. AFFILIATE shall be solely responsible for determining the advertising rates at which Local Availabilities shall be offered and sold.

          (g) UNIVISION may, at its discretion, free a portion of Network Availabilities to AFFILIATE for sale by AFFILIATE, and AFFILIATE may, at its discretion, free a portion of Local Availabilities for sale by UNIVISION, with the mutual objective of maximizing the effective use of total Commercial Availabilities in Network Time; provided, however, that AFFILIATE grants UNIVISION the option to purchase from AFFILIATE, at UNIVISION's sole discretion, not more than two (2) minutes of Local Availabilities per hour of network time, for which UNIVISION shall reimburse AFFILIATE at the lowest average unit rate prevailing during the previous ninety (90) days for local commercial advertisements of the same or most comparable class, daypart, and length actually broadcast by Station. Said option shall take precedence over other sales of Local Availabilities by AFFILIATE.

          (h) Each party may use up to one (1) minute of its Commercial Availabilities within each hour of Network Time for the scheduling of commercials for which no cash compensation is charged and/or received. The use of this time by UNIVISION shall be restricted to company or related company advertising, promotional announcements, and non-cash barter transactions involving the exchange of goods and/or services for time. No amount shall be included in Net Network Sales as the result of such use, or the non-cash transactions related thereto. The use of this time by AFFILIATE shall be restricted to promotional announcements

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

and non-cash barter transactions involving the exchange of goods and/or services for time. Station identification announcements are not included within the scope of this subsection.

     8.   Compensation.  Subject to all other relevant provisions of this
          ------------
Agreement, the compensation due AFFILIATE and UNIVISION pursuant to this Agreement shall be governed by the following provisions:

          (a) As consideration for UNIVISION's services as national and regional sales representative for AFFILIATE, AFFILIATE shall pay to UNIVISION fifteen percent (15%) of all Net National Sales of the Station.

          (b) In the event AFFILIATE packages any Sales which would be included in Net National Sales with other advertising sales which would not be included in Net National Sales, including, but not limited to, a sale in other media such as radio or print by AFFILIATE or any company affiliated with, controlled by, controlling or under common control with AFFILIATE, either directly or indirectly, such package sales will be allocated pro rata to Net National Sales and to other sales on the basis that the rate card values of each bears to the rate card value for the entire package.

          (c) Without limitation to any provision of this Agreement, in the event that AFFILIATE, for any reason, fails to broadcast or advises UNIVISION that it will not broadcast any UNIVISION Network Programming as provided herein, then, in each such case, AFFILIATE will "make good" the UNIVISION Network commercial announcements contained therein during a time period(s) which shall be of quality and rating value comparable to that of the time period(s) at which such programming was not broadcast. Pursuant to the provisions contained herein, these "make goods" will not be included as Net Allocated Network Sales.

          (d) AFFILIATE and UNIVISION agree that responsibility for billing and collection of accounts shall be divided as follows:

               (i) UNIVISION shall be responsible for the billing and collection of all Network Sales.

               (ii) AFFILIATE shall be responsible for the billing and collection of all National Sales and Local Sales.

          (e) AFFILIATE shall provide UNIVISION an accurate accounting of all time Sales from all sources on or before the 15th of the month following the month of performance of said Sales.

          (f)  The amounts payable from AFFILIATE to UNIVISION, pursuant to
Section 7(a), shall be paid monthly no later than the fifteenth (15th) of each month for all Sales made during the previous broadcast month. Payments from AFFILIATE to UNIVISION shall be accompanied by statements setting forth the name of each advertiser, amounts of time Sales for which payments were received, the amount of commissions due thereon, the net proceeds from such time Sales, and the percentage due UNIVISION.

     9.   Non-Network Programs.  UNIVISION shall retain the right, within its
          --------------------
sole discretion, to produce and/or to distribute, by means other than the UNIVISION Network, Non-Network Programming of every nature and kind. UNIVISION may, but is not required to, offer such Non-Network Programming to AFFILIATE.
In the event that UNIVISION chooses to offer such Non-Network Programming to AFFILIATE, it shall do so by providing a Terms Sheet to AFFILIATE which shall specify the time period in which AFFILIATE may accept such Non-Network Programming on the terms proposed by UNIVISION. In the event of a timely acceptance by AFFILIATE, the compensation and carriage for such Non-Network Programming shall be on the terms as agreed between the parties, and the provisions of this Agreement shall not govern the distribution or broadcast of such Non-Network Programming. In the event that AFFILIATE does not accept UNIVISION's offer or terms within the time period specified in the Terms Sheet, it shall be assumed that AFFILIATE has rejected the Non-Network Programming, and UNIVISION shall be free, within its sole discretion, to offer the Non-Network Programming to any other station or medium on any terms whatsoever.

     10.  Unauthorized Preemptions. Without limiting any other rights of
          ------------------------
UNIVISION under this Agreement or otherwise, if within any twelve (12) month period during the term of this Agreement, AFFILIATE makes three (3) or more Unauthorized Preemptions of any UNIVISION Network Programming (or AFFILIATE or Station states, either in general or specific terms, that Station intends to make such Unauthorized Preemptions or UNIVISION reasonably concludes, based upon AFFILIATE's or Station's actions or otherwise, that such Unauthorized Preemptions shall occur), UNIVISION may, upon thirty (30) days prior written notice to AFFILIATE:

          (a) terminate AFFILIATE's right to broadcast any one or more series or other UNIVISION Network Programming, as UNIVISION shall elect, and, to the extent and for the period(s) that UNIVISION elects, thereafter license the broadcast to the applicable series or other UNIVISION Network Programming to any other television Station or Stations, low power television Station or Stations, or cable television system or systems located in the community of license of the Station or elsewhere; or

          (b) terminate this Agreement without any obligation, monetary or otherwise, to AFFILIATE and/or its employees, agents, or customers, or to any other person or entity.

     11.  Delayed Telecasts.  [Except for UNIVISION Network Programming
          -----------------
designated to be carried live, AFFILIATE shall broadcast the entire UNIVISION Network program schedule on a three hour delayed basis. By way of example, a UNIVISION Program transmitted to AFFILIATE via satellite at 7:00 p.m. EST shall be delayed by AFFILIATE and broadcast over the Station at 7:00 p.m. PST. AFFILIATE shall not delay the telecast of any UNIVISION Program by more or less than three hours, nor change the order of the UNIVISION Network Programming schedule, without the express written consent of UNIVISION.] AFFILIATE is hereby authorized to record UNIVISION Network Programming to the extent necessary to permit such delayed telecast, provided however, that AFFILIATE shall erase, destroy, or return to UNIVISION at AFFILIATE's expense such recording within seventy-two (72) hours of the broadcast of the recorded
material.   [In the event, however, that UNIVISION establishes a direct Pacific
Time Zone satellite feed, then AFFILIATE shall broadcast the UNIVISION Network Programming at the times delivered by that feed, without any delay or recording.]

     12.  Force Majeure.  UNIVISION shall not be liable to AFFILIATE nor shall
          -------------
it incur any liability hereunder for failure to deliver UNIVISION Network Programming or any part thereof, nor shall AFFILIATE be liable to UNIVISION nor shall it incur any liability hereunder for failure to broadcast any UNIVISION Network Programming or any part thereof, by reason of a Force Majeure Event.

     13.  Written Reports.  AFFILIATE shall promptly upon UNIVISION's
          ---------------
request submit to UNIVISION in writing, upon forms approved by UNIVISION, such reports as UNIVISION may request regarding the broadcast by AFFILIATE's Station of UNIVISION Network Programming and commercial announcements.

     14.  Performing Rights Licenses.  All UNIVISION Network Programming
          --------------------------
shall, to the extent possible, be (a) cleared at the source, (b) within the repertoire of ASCAP, BMI, SESAC, or another performing rights society from which UNIVISION has obtained a performance license, or (c) in the public domain.

     15.  Indemnification.
          ---------------

          (a) UNIVISION shall indemnify, defend and hold AFFILIATE, its affiliates, successors and assigns, and the respective owners, officers, directors, agents, and employees of each, harmless against and from all direct claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) asserted by third parties alleging that the UNIVISION Network Programming violates or infringes upon the trade name, trademark, copyright, literary or dramatic right, or right of privacy or publicity of any party, or constitute a libel or slander of any party; provided, however, that the foregoing indemnification shall not apply: (i) to public performance rights in music, (ii) to any material furnished or added by any party other than UNIVISION after delivery of the UNIVISION Network Programming to AFFILIATE or the Station,
(iii) to the extent such UNIVISION Network Programming is changed or otherwise affected by insertion or deletion of any material by any party other than UNIVISION after delivery of the UNIVISION Network Programming to the Station,
(iv) to compliance with the Communications Act of 1934 or to any rules or regulations adopted thereunder by the FCC or any successor agency, or (v) unless AFFILIATE promptly notifies UNIVISION of any claim or litigation to which this indemnity shall apply, and that AFFILIATE cooperates fully with UNIVISION in the defense or settlement of such claim or litigation. The foregoing indemnity shall not apply to any claim by AFFILIATE or the Station for lost revenue, lost profits or other consequential damages, if any, regardless of whether such alleged damages are or were foreseeable. UNIVISION makes no representations, warranties or indemnities, express or implied, except as expressly set forth in this Section 14(a).

          (b) AFFILIATE shall indemnify, defend and hold UNIVISION, its affiliates, successors and assigns, and the respective owners, officers, directors, agents, and employees of each, harmless against and from all direct claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by or arising out of matters relating (i) to public performance rights in music, (ii) to any material furnished or added by any party other than UNIVISION after delivery of the UNIVISION Network Programming to AFFILIATE or the Station, (iii) to the extent such UNIVISION Network Programming is changed or otherwise affected by insertion or deletion of any material by any party other than UNIVISION after delivery of the UNIVISION Network Programming to the Station, (iv) any breach of any of AFFILIATE's representations, warranties, covenants or agreements hereunder, (v) any programming broadcast by Station other than UNIVISION Network Programming provided by UNIVISION to AFFILIATE and the Station pursuant to the terms of this Agreement, (vi) from any actions or claims by customers, agents, or employees of Station pursuant to a termination of this Agreement pursuant to Section 15 hereof or otherwise, or (vii) any other action on the part of AFFILIATE and/or Station; provided, however, that the foregoing indemnification shall not apply unless UNIVISION promptly notifies AFFILIATE in writing of any claim or litigation to which this indemnity shall apply, and UNIVISION cooperates fully with AFFILIATE in the defense or settlement of such claim or litigation. The foregoing indemnity shall not apply to any claim by UNIVISION for lost revenue, lost profits or other consequential damages, if any, regardless of whether such alleged damages are or were foreseeable.

     16.  Termination.  This Agreement shall terminate under the following
          -----------
conditions:

          (a) The term of this Agreement shall expire without extension pursuant to Section 2 hereof;

          (b) At option of UNIVISION, in its sole discretion, upon the occurrence of any of the following events:

               (i) Upon not less than thirty (30) days? written notice to AFFILIATE in the event of a material breach by AFFILIATE by any of its material covenants, representations, warranties, duties, or obligations pursuant to this Agreement, or any other material term or condition hereof, which AFFILIATE has not cured within ten (10) days of written notice of default from UNIVISION; or such longer period if AFFILIATE has commenced such cure within said 10 days and thereafter continues to diligently pursue such cure to the reasonable satisfaction of UNIVISION.

               (ii)  Pursuant to Section 9(b) hereof;

               (iii) Immediately upon written notice to AFFILIATE in the event
(a) AFFILIATE files a petition seeking relief under Title 7 or 11 of the United States Code or under any other Federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer or consent admitting the material allegations of a petition filed against in any proceeding under any such law, or (b) of entry against AFFILIATE of any order of relief under Title 7 or 11 of the United States Code, or entry of any other order, judgment or decree against AFFILIATE by any court of competent jurisdiction, approving a petition seeking bankruptcy, reorganization, readjustment of debt, dissolution, liquidation, or winding up of AFFILIATE, or (c) of appointment of a receiver, trustee or liquidator of AFFILIATE or of all or substantially all of the assets of AFFILIATE, or (d) if any petition seeking an order of relief under Title 7 or 11 of the States Code or any other such petition is filed against AFFILIATE and is not stayed or dismissed within one hundred twenty (120) days after the date of such filing, or (e) AFFILIATE makes a general assignment of its assets, or transfers a controlling interest, to creditors or other persons or entities;

               (iv)   Pursuant to Section 17 hereof;

               (v) Upon not less than six (6) months written notice to AFFILIATE in the event UNIVISION, in its sole and voluntary discretion, chooses to cease to operate the UNIVISION Network, or to cease to provide UNIVISION Network Programming to television stations licensed to the community to which the Station is licensed, provided, however, that in the event UNIVISION is required to cease to operate the UNIVISION Network or to cease to provide UNIVISION Network Programming to television stations licensed to the community to which the Station is licensed due to circumstances reasonably beyond its control, including, but not limited to, force majeure events and court or government orders or decrees, and the circumstances preclude, or effectively preclude, UNIVISION from giving six (6) months notice of termination, UNIVISION shall give AFFILIATE as much notice as is reasonably possible under the circumstances;

               (vi)   Intentionally deleted.

               (vii) Upon not less than thirty (30) days written notice to AFFILIATE in the event that Station becomes substantially less valuable to UNIVISION as an affiliate than it is at the time of execution of this Agreement as a result of a materially adverse change affecting the transmitter location, power, frequency, or hours or mode of operation of Station, or a materially adverse change in the business practices or public reputation or image of Station, AFFILIATE, or their owners and/or management;

               (viii) Pursuant to Section 20(a) hereof;

               (ix)   Pursuant to Section 21 hereof;

               (x)    Pursuant to Section 25(a)(iv) hereof; or

               (xi)   Pursuant to Section 29 hereof.

               (xii) Immediately, upon written notice to AFFILIATE, for a material breach of this Agreement due to a Year 2000 Failure.

          (c) At option of AFFILIATE, in its sole discretion upon thirty (30) days written notice to UNIVISION in the event of a material breach by UNIVISION in any of its covenants, representations, warranties, duties, or obligations pursuant to this Agreement, or any other term or condition hereof, which UNIVISION has not cured within ten (10) days of written notice of default from AFFILIATE.

     17.  Exclusive Representation.  AFFILIATE and UNIVISION agree that
          ------------------------
UNIVISION shall be the exclusive representative of AFFILIATE for the sale of all national and regional advertising throughout the United States and the world. AFFILIATE agrees to refer requests by any potential national or regional advertisers to UNIVISION, which shall be responsible for servicing such accounts. In any event, all revenues received from national or regional advertising accounts, whether or not serviced by UNIVISION, shall be included in Net National Sales for the purpose of computing the commission due UNIVISION as national and regional sales representative pursuant to Section 7(a) hereof. UNIVISION, in its role of exclusive national sales representative for AFFILIATE, shall have no obligation to market, sell, or administer the sale of any commercial announcement, infomercial, program, or other product which would conflict with any UNIVISION Network Programming or commercial announcement scheduled by UNIVISION for broadcast over the Station.

     18.  Assignment.
          ----------

          (a) This Agreement shall not be assigned, in whole or in part, by AFFILIATE, directly or indirectly (by operation of law, transfer of stock, merger or otherwise) without the prior written consent of UNIVISION. The decision to grant or not grant such consent shall be at the sole discretion of UNIVISION. Any purported assignment by AFFILIATE in the absence of UNIVISION's prior written consent shall be null and void and not enforceable against UNIVISION. In the event of an attempted unconsented assignment or transfer, UNIVISION may, in its sole discretion, terminate this Agreement effective upon
thirty (30) days notice to AFFILIATE and the purported assignee.   Any
assignment or transfer consented to by UNIVISION shall not relieve AFFILIATE of its obligations hereunder.

          (b) AFFILIATE shall immediately notify UNIVISION in writing of any application tendered to the FCC pertaining to an assignment of AFFILIATE's license for the Station or a transfer of control of AFFILIATE. Except as to "short form" assignments of license or transfers of control made pursuant to
Section 73.3540(f) of the Rules and Regulations of the FCC, UNIVISION shall have the right to terminate this Agreement, effective upon thirty (30) days notice to AFFILIATE and the transferee or assignee of such termination, which notice may be given at any time within ninety (90) days after the later occurring of: (i) the date on which UNIVISION learns of such assignment or transfer, or (ii) the date on which UNIVISION receives written notice of such assignment or transfer. Upon UNIVISION's request, AFFILIATE shall procure and deliver to UNIVISION, in form satisfactory to UNIVISION, the agreement of the proposed assignee or transferee that, upon consummation of the assignment or transfer of control of the Station's authorization, the assignee or transferee will assume and perform this Agreement in its entirety without limitation of any kind. The failure of AFFILIATE to notify UNIVISION of the proposed assignment or transfer of control of Station's authorization, or to procure the agreement of the proposed assignee or transferee in accordance with this Section, shall be deemed a material breach of this Agreement, and in such event UNIVISION may, in its sole discretion and without limitation to any other remedies available to it, terminate this Agreement by giving notice of such termination, which termination shall be effective on the date specified in said notice of termination.

          (c) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. AFFILIATE confirms that UNIVISION has no obligation, whether express or implied, to consent to the assignment of AFFILIATE's rights, duties, benefits or obligations pursuant to this Agreement to any other person or entity, and that the grant of such consent shall be within the sole discretion of UNIVISION. AFFILIATE further confirms that UNIVISION shall have no obligation, whether express or implied, to continue the affiliation of the Station with UNIVISION or the UNIVISION Network, whether or not on terms or conditions equivalent to those set forth in this Agreement, in the event of an assignment of the Station's license or a transfer of control of AFFILIATE.

     19.  Affirmative UNIVISION Rights.  Nothing in this Agreement shall
          ----------------------------
preclude UNIVISION from taking any action not specifically prohibited herein, including, but not limited to:

          (a) Establishing additional interconnected networks, including but not limited to, television or audio broadcasting networks and cable programming networks.

          (b) Affiliating the UNIVISION Network with any international network on the terms and conditions determined solely by UNIVISION.

          (c) Transferring any UNIVISION Programs from the UNIVISION Network to any other networks, whether established by UNIVISION or any other entity.

     20.  Audit Rights.  UNIVISION shall have the right to perform periodic
          ------------
audits of AFFILIATE and the Station to insure compliance with the provisions of this Agreement. AFFILIATE shall provide UNIVISION with access to the pertinent books and records of AFFILIATE and the Station so that UNIVISION's auditors may verify the accuracy and validity of the time Sales reported to UNIVISION by AFFILIATE as well as all other aspects of compliance with the provisions of this Agreement, including, but not limited to, Sections 4, 5, 6, 7, 9, 10, 13, 16, 17, 23, and 24 hereof. The cost of any such audit shall be borne by UNIVISION; provided, however, that in the event such an audit reveals AFFILIATE to be in material breach of, or in default under, this Agreement, that AFFILIATE has failed to pay UNIVISION all amounts due to UNIVISION pursuant to Section 7(a) hereof, or that

AFFILIATE has made more than three Unauthorized Preemptions of UNIVISION Network Programming during the preceding twelve (12) month period, the costs of said audit shall be borne by AFFILIATE.

     21.  Termination.
          ------------

          (a) AFFILIATE represents and warrants to UNIVISION that Schedule B accurately sets forth the facilities authorized for, and utilized by, the Station. In the event that the transmitter location, antenna height above average terrain, effective radiated power, or frequency or hours of operation as set forth on Schedule B are changed at any time so as to (i) reduce the number of Hispanic Households within the Station's Grade B contour or (ii) to reduce the number of hours of Spanish language programming, UNIVISION, in its sole discretion, shall have the right to terminate this Agreement upon 30 days advance written notice. The above operating hours provision shall not apply to the extent that the reduction in AFFILIATE's hours of operation is in response to a reduction in programming provided to AFFILIATE by UNIVISION.

          (b) UNIVISION may, from time to time at its sole discretion, establish minimum standards governing matters that, in UNIVISION's sole judgment, require standardization and uniformity among affiliates of the UNIVISION Network, including but not limited to (i) specifications and layout (including form, color, number, location and size) of signage, billboards, and print and other advertising relating to UNIVISION or any UNIVISION Program or Programming; (ii) the design, color, appearance and maintenance of exterior and public portions of studios and other facilities utilized by the Station; and
(iii) technical standards relating to commercial announcements, public service announcements, and Local Programming of the Station.

     22.  Retransmission Consent.   Should AFFILIATE be accorded the right under
          ----------------------
any local, state or federal rule, regulation or law to elect (a) to require any cable television system or other distribution system to obtain AFFILIATE'S consent to such system's transmission or retransmission of the Station's broadcast of any UNIVISION Network Programming, or is given any similar rights (a "Retransmission Consent Election") or (b) to require any shcy system to comply with any "must carry" rule, regulations or laws (a "Must Carry Election"), then AFFILIATE shall notify UNIVISION at least sixty (60) days in advance of any such election by AFFILIATE and UNIVISION shall negotiate in good faith, for a period of no less than sixty (60) days, regarding (x) whether AFFILIATE shall make a Retransmission Consent Election or a Must Carry Election and (y) in the event that AFFILIATE determines to make a Retransmission Consent Election, to which systems such consent is to be given, and I so, the terms under which it is to be given (including without limitations, the amount of compensation to be paid by any such system for such consent and the division of that compensation between AFFILIATE and UNIVISION). If AFFILIATE and UNIVISION do not reach agreement with respect to all of the foregoing matters, then without limitation to any of UNIVISION'S rights under this Agreement, UNIVISION shall have the right to terminate this Agreement upon thirty (30) days written notice to AFFILIATE. Without limiting the generality of the foregoing, AFFILIATE acknowledges and agrees that in no event shall AFFILIATE grant retransmission consent or otherwise permit any retransmission of the Station's broadcast of any UNIVISION Network Programming without the prior written consent of UNIVISION.


     23.  Severability.   Should any part of this Agreement become
          ------------
inconsistentwith the rules or policies of the FCC or the agreed upon governing law and the parties not to be the beneficiaries of an appropriate waiver, that part of the Agreement shall terminate upon the date that such an inconsistency would otherwise exist, but all other parts of the Agreement shall remain in full force and effect. In such event, the parties shall use their best efforts to modify this Agreement so as to conform it with the applicable FCC rule, policy, or law, if possible, while achieving their respective objectives under this Agreement.

     24.  No Implied Waiver.  Except as expressly provided for herein, no
          -----------------
failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise or any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity

     25.  Broadcaster's Liability Insurance.
          ---------------------------------

          (a) AFFILIATE shall procure and maintain in force during the term hereof Broadcaster's liability insurance for the Station, including broad form errors and omissions coverage, with minimum limits of liability of $5,000,000.00 or more for each occurrence.

               (i) Said coverage shall be on an occurrence form, primary and not contributing, with respect to:

                    a. any material furnished or added by any party other than UNIVISION after delivery of UNIVISION Network Programming to AFFILIATE or the Station;

                    b. to the extent any such UNIVISION Network Programming is changed, altered or otherwise affected by insertion or deletion of any material by any party other than UNIVISION; and

                    c. any programming broadcast the Station other than UNIVISION Network Programming provided by UNIVISION to the Station.

               (ii) Prior to use of UNIVISION Network Programming, AFFILIATE shall cause its broadcaster[_]s liability insurance carrier(s) to add [_]Univision Network Limited Partnership, Univision Television Group, Inc., their parent companies, affiliates, officers, directors, employees, successors and assignees[_] as additional insured parties. All such policies shall be issued by companies of recognized responsibility, having a Bests Key Rating Guide of not less than A, Class VII, licensed to do business in the state where each Station is located.

               (iii) An original certificate of insurance and notarized copies of the insurance policy endorsement(s) naming UNIVISION, Univision Television Group, Inc., their parent companies, affiliates, officers, directors, employees, successors and assignees as additional insured parties shall be delivered to UNIVISION by AFFILIATE within ten (10) days of the execution of this Agreement. Each such certificate and endorsement must be signed by an authorized agent of the insurance company issuing such coverage, and shall provide that thirty (30) days notice of cancellation shall be given to UNIVISION prior to termination, cancellation, or non-renewal thereof. No action or inaction by UNIVISION, including, without limitation, failure to demand such documentation or continued provision of programming in the absence of such policy, certificate, and/or endorsement(s), shall be construed as a waiver by UNIVISION of AFFILIATE?s obligation to provide the insurance coverage specified herein.

               (iv) In the event AFFILIATE or the Station fails to comply with the provisions of this Section 25(a), UNIVISION may, in its sole discretion, terminate this Agreement upon thirty (30) days written notice to AFFILIATE.

     26.  Governing Law.  This Agreement and the rights and obligations of the
          -------------
parties, including without limitation the validity, construction, interpretation, performance and termination of this Agreement, shall be governed by and construed by the laws of the State of New York applicable to contracts between New York parties made and performed in that state, without regard to conflicts of law principles.

     27.  Notices.  Any notice required or permitted to be given hereunder shall
          -------
be in writing and shall be deemed duly given if delivered on the date of personal delivery or on the date of receipt if mailed by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been received on the date of personal delivery or on the date set forth on the return receipt, to the following addresses, or to such other address as any party may request in writing to the other party:

          Notices to AFFILIATE shall be sent to:

          [___________________
          ____________________
          ____________________]

          Notices to UNIVISION shall be sent to:

          Director, Affiliate Relations

               Univision Network Limited Partnership
               9405 NW 41st Street
               Miami, FL 33178

               with a copy, which shall not constitute notice, to:

               General Counsel
               Univision Network, L.P.
               6701 Center Drive West
               Fifteenth Floor
               Los Angeles, CA 90045

          28.  Limitations of Damages.  The parties to this Agreement
               ----------------------
expressly agree that in the event of termination or breach of this Agreement, neither party shall be liable to the other for any lost revenue, lost profits or other consequential damages allegedly resulting from such termination or breach, including, but not limited to, any expenditures, investments, leases or commitments made in anticipation of the continuance of this Agreement, regardless of whether such alleged lost revenue, lost profits or other consequential damages are foreseeable.

          29.  Confidentiality.  In its capacity as an affiliate of UNIVISION
               ---------------
pursuant to this Agreement, AFFILIATE may acquire or receive information relating to UNIVISION and its affiliates which is of a confidential and proprietary nature. Such information may include, but is not limited to, financial information, business and marketing plans, advertising rates and practices, viewer mailing lists, and plans related to programming and special promotional events. AFFILIATE shall at all times, both during and after the term of this Agreement, maintain in the strictest confidence and trust all of such confidential and proprietary information and shall not directly or indirectly disclose the same to any other person or entity, whether during the term of this Agreement or thereafter. AFFILIATE acknowledges that a breach of this paragraph may subject UNIVISION to immediate and irreparable harm for which damages may not be an adequate remedy and, accordingly, AFFILIATE acknowledges and agrees that UNIVISION may enforce the provisions hereof by means of injunctive or other equitable relief. Any breach of this Section shall constitute a material breach of this Agreement and shall entitle UNIVISION to immediately terminate this
Agreement.   The provisions of this Section shall survive the expiration and termination of this Agreement.

          30.  No Joint Venture or Partnership. Nothing contained in this
               -------------------------------
Agreement shall create any partnership, association, joint venture, fiduciary or agency relationship between UNIVISION and AFFILIATE. Except as otherwise specifically set forth herein, neither UNIVISION or AFFILIATE shall be authorized or empowered to make any representation or commitment or to perform any act which shall be binding on the other unless expressly authorized or empowered in writing.

          31.  Entire Agreement. This Agreement contains all of the terms agreed
               ----------------
upon by the parties with respect to the subject matter hereof; it incorporates and merges any and all previous communications and understandings, oral and written, and cannot be amended or changed except in a writing executed by the parties hereto.

          32.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts with the same effect as if the signatures to each such counterpart were upon the same instrument.


                              UNIVISION NETWORK
                              LIMITED PARTNERSHIP


                              Signature: ___________________________________
                              Name:      ___________________________________
                              Title:     ___________________________________
                              Date:      ___________________________________



AGREED AND ACCEPTED:

[____________________________________________ ]


Signature:  _____________________________________
Name:       _____________________________________
Title:      _____________________________________
Date:       _____________________________________

                                   SCHEDULE A

                                  SCHEDULE B:


     Station:

     Community of License:

     Television Channel or Frequency:

     Transmitter Location:

     Antenna Height Above Average Terrain:

     Mean Sea Level:

     Maximum Effective Radiated Power:

     Minimum Hours of Operation:

The registrant has entered into Network Affiliation Agreements for the following stations:

Station K19BN, San Diego, California              December 30, 1996
Station KVER-LP, Palm Springs, California         December 30, 1996
Station KSMS-TV, Monterey, California             December 30, 1996
Station KNVO-TV, McAllen, Texas                   December 30, 1996
Station KINC-TV, Las Vegas, Nevada                December 30, 1996
Station KINV-TV, El Paso, Texas                   December 30, 1996
Station KCEC-TV, Denver, Colorado                 December 30, 1996
Station KAJB (TV), Calipatria, California         December 30, 1996
Station KLDO, Laredo, Texas                       August 1, 1997
Station KORO-TV, Corpus Christi, Texas            April 21, 1998
Station KLUZ-TV, Albuquerque, New Mexico          December, 1998
Station WMDO, Washington, D.C.                    April, 1999
Station WVEA-LP, Tampa, Florida                   April, 1999
Station WVEN-LP, Orlando, Florida                 April, 1999